Exhibit B6

                             DISTRIBUTION AGREEMENT
                                     between
                            RAFFERTY CAPITAL MARKETS
                                       and
                               BRAZOS MUTUAL FUNDS


     THIS AGREEMENT is made as of October 1, 1998, between Brazos Mutual Funds ("Fund"), a Delaware business trust, and Rafferty Capital Markets, Inc. ("RCM"), a corporation organized and existing under the laws of the State of New York.

     WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and has registered one or more distinct series of shares of beneficial interest ("Shares") for sale to the public under the Securities Act of 1933, as amended ("1933 Act"), and has qualified its shares for sale to the public under various state securities laws; and

     WHEREAS the Fund desires to retain RCM as principal underwriter in connection with the offering and sale of the Shares of each series listed on Schedule A (as amended from time to time) to this Agreement; and

     WHEREAS this Agreement has been approved by a vote of the Fund's board of trustees or directors ("Board") and its disinterested trustees/directors in conformity with Section 15(c) under the 1940 Act; and

     WHEREAS RCM is willing to act as principal underwriter for the Fund on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Fund hereby appoints RCM as its agent to be the principal underwriter so as to hold itself out as available to receive and accept orders for the purchase and redemption of the Shares and redemption of Shares on behalf of the Fund, subject to the terms and for the period set forth in this Agreement. RCM hereby accepts such appointment and agrees to act hereunder. The Fund understands that any solicitation activities conducted on behalf of the Fund will be conducted primarily, if not exclusively, by employees of the Fund's sponsor who shall become registered representatives of RCM.

     2. Services and Duties of RCM.

          (a) RCM agrees to sell Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Fund and upon the terms described in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the 1933 Act and the 1940 Act.

          (b) RCM will hold itself available to receive purchase and redemption orders satisfactory to RCM for Shares and will accept such orders on behalf of the Fund. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

          (c) RCM, with the operational assistance of the Fund's transfer agent,
shall  make  Shares   available   through  the  National   Securities   Clearing
Corporation's Fund/Serv System.

          (d) RCM shall provide to investors and potential investors only such information regarding the Fund as the Fund shall provide or approve. RCM shall assist in the production of advertising and sales literature; review and file all proposed advertisements and sales literature with appropriate regulators; and consult with the Fund regarding any comments provided by regulators with respect to such materials.

          (e) The offering price of the Shares shall be the price determined in accordance with, and in the manner set forth in, the most current Prospectus. The Fund shall make available to RCM a statement of each computation of net asset value and the details of entering into such computation.

          (f) RCM at its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by RCM shall be at the price determined in accordance with, and in the manner set forth in, the most current Prospectus. At the end of each business day, RCM shall notify, by any appropriate means, the Fund and its transfer agent of the orders for repurchase of Shares received by RCM since the last such report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Fund reserves the right to suspend such repurchase right upon written notice to RCM. RCM further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent shareholder requests for redemption of Shares.

          (g) RCM shall not be obligated to sell any certain number of Shares.

          (h) RCM shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

          (i) RCM may enter into selling agreements with selected dealers and others for the sale of Trust Shares, and will act only on its own behalf as principal in entering into such selling agreements.

          (j) The rights granted to RCM shall be non-exclusive in that the Trust reserves the right to sell its Shares to investors on applications received and accepted by the Trust. Further, the Trust reserves the right to issue Shares in connection with (a) the merger or consolidation, or acquisition by the Trust through purchase or otherwise, with any other investment company, trust or personal holding company, and (b) a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split-up.

          (k) If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by RCM except such unconditional orders placed with RCM before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and RCM's authority to process orders for Shares on behalf of the Trust if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust. In addition, RCM reserves the right to reject any purchase order.


     3. Duties of the Fund.

          (a) The Fund shall keep RCM fully informed of its affairs and shall provide to RCM from time to time copies of all information, financial statements, and other papers that RCM may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current Prospectus, Statement of Additional Information ("SAI"), and annual and interim reports as RCM may request, and the Fund shall fully cooperate in the efforts of RCM to sell and arrange for the sale of Shares.

          (b) The Fund shall maintain a currently effective Registration Statement on Form N-1A with the Securities and Exchange Commission (the "SEC"), maintain qualification with applicable states and file such reports and other documents as may be required under applicable federal and state laws. The Fund shall notify RCM in writing of the states in which the Shares may be sold and shall notify RCM in writing of any changes to such information.

          (c) The Fund shall not use any advertisements or other sales materials that have not been (i) submitted to RCM for its review and approval, and (ii) filed with the appropriate regulators.

          (d) The Fund represents and warrants that its Registration Statement and any advertisements and sales literature (excluding statements relating to RCM and the services it provides that are based upon written information furnished by RCM expressly for inclusion therein) of the Fund, that have been approved by the Fund, shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to RCM, pursuant to Section 3(a) hereof, shall be true and correct in all material respects.

     4. Other Broker-Dealers. RCM in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as reasonably requested by the Fund. In making agreements with such dealers, RCM shall act only as principal and not as agent for the Fund. The form of any such dealer agreement shall be mutually agreed upon and approved by the Fund and RCM.

     5. Withdrawal of Offering. The Fund reserves the right at any time to withdraw all offerings of any or all Shares by written notice to RCM at its principal office. No Shares shall be offered by either RCM or the Fund under any provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC.

     6. Services Not Exclusive. The services furnished by RCM hereunder are not to be deemed exclusive and RCM shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     7. Expenses of the Fund.

          (a) The Trust shall pay all fees and expenses:

               (i) in connection with the preparation, setting in type and filing of any Registration statement, Prospectus and SAI under the 1933 Act, and any amendments thereto, for the issue of its Shares;

               (ii) in connection with the  registration  and  qualification  of
                    Shares for sale in the various states or other jurisdictions in which the Board of Trustees (the "Trustees") of the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust or Series as a broker or dealer or any officer of the Trust as agent or salesperson in any state);

               (iii)of  preparing,  setting in type,  printing  and  mailing any report or
                    other communication to shareholders of the Trust in their capacity as such; and

               (iv) of  preparing,   setting  in  type,   printing  and  mailing
                    Prospectuses, SAIs, and any supplements thereto, sent to existing shareholders.


          (b) RCM shall pay expenses of:

               (i) printing and distributing Prospectuses, SAIs, and reports prepared for its use in connection with the offering of the Shares for sale to the public;

               (ii) any other  literature used in connection with such offering;
                    and

               (iii) advertising in connection with such offering.

          (c) In addition to the services described above, RCM will provide services including, without limitation, assistance in the production of marketing and advertising materials for the sale of Shares of the Trust and their review for compliance with applicable regulatory requirements and making any required filings with regulatory authorities; and entering into dealer agreements with broker-dealers to sell Shares of the Trust.

     8. Compensation. In connection with the services to be provided by RCM under this Agreement, RCM shall receive fees from the Trust's investment adviser, and, when appropriate, reimbursement of expenses. Notwithstanding anything to the contrary, amounts owed by the Trust to RCM shall only be paid out of the assets and property of the particular Fund involved.

     9. Share Certificates. The Fund shall not issue certificates representing Shares unless requested to do so by a shareholder. If such request is transmitted through RCM, the Fund will cause certificates evidencing the Shares owned to be issued in such names and denominations as RCM shall from time to time direct.

     10. Status of RCM. RCM is an independent contractor and shall be agent of the Fund only with respect to the sale and redemption of Shares.

     11. Indemnification.

          (a) Fund agrees to indemnify, defend, and hold RCM, its officers and directors, and any person who controls RCM within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses

(including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that RCM, its officers, directors, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any (i) alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, SAI or sales literature, (ii) alleged omission to state a material fact required to be stated in the either thereof or necessary to make the statements therein not misleading (except for information furnished by RCM as stated in Section 11(d) of this Agreement), or (iii) failure by the Fund to comply with the terms of the Agreement; provided, that in no event shall anything contained herein be so construed as to protect RCM against any liability to the Fund or its shareholders to which RCM would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

          (b) The Fund shall not be liable to RCM under this Agreement with respect to any claim made against RCM or any person indemnified unless RCM or other such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon RCM or such other person (or after RCM or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability that it may have to RCM or any person against whom such action is brought otherwise than on account of this Agreement.

          (c) The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this Agreement. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Fund agrees to promptly notify RCM of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of its Shares.

          (d) RCM agrees to indemnify, defend, and hold the Fund, its officers and directors, and any person who controls the Fund within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending against such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that the Fund, its directors or officers, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, resulting from RCM's willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement, or arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by RCM to the Fund for use in the Registration Statement, Prospectus, SAI, or sales literature arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in either thereof or necessary to make such information not misleading.

          (e) RCM shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if RCM elects to assume the defense, the defense shall be conducted by counsel chosen by RCM and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that RCM elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If RCM does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them. RCM agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

     12. Duration and Termination.

          (a) This Agreement shall become effective on the date first written above or such later date as indicated in Schedule A and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated this Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Fund's Board who are neither interested persons (as defined in the 1940 Act) of the Fund ("Independent trustees/directors") or RCM, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

          (b) Notwithstanding the foregoing, this Agreement may be terminated in its entirety at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent trustees/directors, or by vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to RCM or by RCM at any time, without the payment of any penalty, on sixty days' written notice to the Fund. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act).

     13. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. This Agreement may be amended with the approval of the Board or of a majority of the outstanding voting securities of the Fund; provided, that in either case, such amendment also shall be approved by a majority of the Independent trustees/directors.

     14. Limitation of Liability. RCM is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. RCM further agrees that it shall not seek satisfaction of any obligation from the shareholders or any individual shareholder of a series of the Trust, nor from the Trustees or any individual Trustee of the Trust.

     15. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

          Miscellaneous. The captions in this agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities", "interested person", and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     17. Year 2000 Compliant. At the present time, RCM does not offer, provide or propose to offer or provide any computer system product or service to the Fund under the Agreement. Any such product or services are to be provided to the Fund by the Fund's Transfer Agent/Custodian or other third party vendors to be selected by the Fund.

     18. Proprietary and Confidential Information. RCM agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where RCM may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.